Exhibit 99.1

Gevo Completes Debt Refinancing Transaction to Simplify its Debt Structure with New Consolidated Facility

ENGLEWOOD, Colo., February 11, 2026 – Gevo, Inc. (NASDAQ: GEVO), a leader in renewable fuels and chemicals, as well as carbon management, today announced the successful closing of a refinancing transaction on February 6, 2026 that simplifies the company’s capital structure. As part of the transaction, Gevo redeemed all existing tranches of bonds relating to its renewable natural gas (“RNG”) subsidiary, which totaled approximately $68 million. The bond redemptions allowed Gevo to free up more than $35 million of previously restricted cash without a material change to the company’s total outstanding debt and with lower administrative costs.

The $175 million loan facility with Orion Infrastructure Capital (“OIC”) consolidates the existing Gevo North Dakota term debt with the debt associated with Gevo’s RNG subsidiary. In addition, on February 6, 2026, Gevo entered a revolving credit facility of up to $20 million with Huntington National Bank. This flexible credit provides working capital for Gevo’s low-carbon ethanol plant operations at Gevo North Dakota.

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including sustainable aviation fuel (“SAF”), motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent carbon capture and sequestration (“CCS”) facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based renewable natural gas (“RNG”) facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (“ATJ”) fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters including, without limitation, the liquidity effects of the refinance transaction of the working capital facility, the expected uses of the working capital facility, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Media Contact

Heather L. Manuel

VP, Stakeholder Engagement & Partnerships

PR@gevo.com

IR Contact

Eric Frey

VP of Finance & Strategy

IR@Gevo.com